UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Akebia Therapeutics Files Revised Definitive Proxy Statement for Special Stockholder Meeting

CAMBRIDGE, Mass. – March 24, 2023 – Akebia Therapeutics, Inc. (Nasdaq: AKBA), a biopharmaceutical company with the purpose to better the lives of people impacted by kidney disease, announced that it has filed a revised definitive proxy statement with the Securities and Exchange Commission (SEC) in connection with a special meeting (Special Meeting) of stockholders scheduled on April 11, 2023 at 10:00 a.m. ET in a virtual meeting format as a live webcast. Akebia is holding the Special Meeting to seek stockholder approval to, among other things, effect a reverse stock split of Akebia’s common stock, which Akebia believes would allow it to regain compliance with the Nasdaq Stock Market’s (Nasdaq) minimum bid price rule and avoid delisting.

The Special Meeting is being held to vote on several matters including amendments to Akebia’s charter to:

•	effect a reverse stock split of Akebia’s outstanding common stock (Proposal 1(a));

•	proportionally decrease the number of authorized shares of Akebia’s common stock (Proposal 1(b)); and

•

increase by two times (2x) the resulting number of authorized shares of common stock if the amendments to effect the reverse stock split and the proportional decrease in authorized shares are effected (Proposal 2).

The revised proxy statement and proxy card replace the proxy statement and proxy card previously provided on or about March 1, 2023. The prior proxy card may not be used to vote at the Special Meeting and will be disregarded. The revised proxy materials were issued to submit Proposal 1(a) and Proposal 1(b) as separate items because different voting standards apply to each proposal.

NOTICE FOR STOCKHOLDERS: If you have already voted using the prior proxy card, you must vote again using the revised proxy card in order for your vote to be counted.

Akebia’s board of directors strongly recommends that stockholders vote “FOR” each of the proposals presented at the Special Meeting. Additionally, an “Update for Stockholders” presentation will be available via the Investors section of Akebia’s website at: https://ir.akebia.com.

If approved by stockholders and implemented by Akebia’s board of directors, a reverse stock split would be executed with the primary purpose to increase the price per share of Akebia’s common stock to, among other things, enable Akebia to comply with the Nasdaq continued listing requirements and avoid delisting. A vote to proportionally decrease the number of authorized shares in Proposal 1(b) would more appropriately align the number of authorized but unissued shares with Akebia’s needs and stockholder expectations.

“In May 2022 we reset our strategic focus around maximizing Auryxia revenue, supporting vadadustat and investing in our pipeline,” said John P. Butler, Chief Executive Officer of Akebia Therapeutics. “Our team has delivered on this promise, and we are also disputing the complete response letter that the FDA issued to our NDA for vadadustat. Despite this progress, we have not been able to increase the price per share of our common stock above one dollar for enough consecutive days to regain compliance with Nasdaq’s minimum bid price rule and must seek approval from stockholders to effect a reverse stock split. We continue to believe that maintaining a Nasdaq listing is critical to stockholder liquidity, maximizing value and, importantly, enabling our strategic vision. We will continue to work to progress towards potential milestones and will update shareholders appropriately with the goal of driving value and regaining compliance before the date required for a reverse split. However, we feel it is crucial to delivering shareholder value to secure the approval to effect a reverse stock split if necessary.”

In the event Akebia is delisted from Nasdaq, the only established trading market for its common stock would be eliminated, and Akebia would be forced to list its shares on the OTC Markets or another quotation medium, depending on its ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for Akebia shares. Delisting would likely also reduce the visibility, liquidity, and value of Akebia’s common stock, reduce institutional investor interest in the company, and may increase the volatility of the common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm Akebia’s business and future prospects.

Additional Information and Exercising Your Vote

On March 17, 2023, Akebia filed with the SEC revised proxy materials, including a revised proxy card. The proxy materials have been mailed to stockholders and the revised proxy card contains instructions on how to cast your vote via the Internet or by phone. The revised proxy statement and revised proxy card are available at www.proxyvote.com. The revised proxy materials are also available on the SEC’s website at www.sec.gov.

IF YOU HAVE ALREADY VOTED USING THE PRIOR PROXY CARD, YOU MUST VOTE AGAIN USING THE REVISED PROXY CARD IN ORDER FOR YOU VOTE TO BE COUNTED.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 10, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AKBA2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 10, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

About Akebia Therapeutics

Akebia Therapeutics, Inc. is a fully integrated biopharmaceutical company with the purpose to better the lives of people impacted by kidney disease. Akebia was founded in 2007 and is headquartered in Cambridge, Massachusetts. For more information, please visit our website at www.akebia.com, which does not form a part of this release.

Forward Looking Statements

Statements in this press release regarding Akebia Therapeutics, Inc.’s (Akebia’s) strategy, plans, prospects, expectations, beliefs, intentions and goals are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and include, but are not limited to, statements regarding: Akebia’s plans to effect a reverse stock split, if necessary and approved by stockholders at the special meeting; and statements about its goal of driving value and regaining compliance with Nasdaq requirements and about the potential benefits of a Nasdaq listing. The terms “expect,” “intend,” “believe,” “plan,” “goal,” “potential,” “will,” “continue,” derivatives of these words, and similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to, risks associated with: the voting results on any proposal submitted to Akebia’s stockholders; the potential demand and market potential and acceptance of, as well as coverage and reimbursement related to, Auryxia, including estimates regarding the potential market opportunity; the competitive landscape for Auryxia, including potential generic entrants; the ability of Akebia to attract and retain qualified personnel; Akebia’s ability to implement cost avoidance measures and reduce operating expenses; decisions made by health authorities, such as the FDA and the European Medicines Agency, with respect to regulatory filings, including the New Drug Application and the Formal Dispute Resolution Request for vadadustat; Akebia’s ability to partner for vadadustat in Europe in a timely manner, on acceptable terms, or at all; the potential therapeutic benefits, safety profile, and effectiveness of vadadustat; the results of preclinical and clinical research; the direct or indirect impact of the COVID-19 pandemic on regulators and Akebia’s business, operations, and the markets and communities in which Akebia and its partners, collaborators, vendors and customers operate; manufacturing, supply chain and quality matters and any recalls, write-downs, impairments or other related consequences or potential consequences; and early termination of any of Akebia’s collaborations. Other risks and uncertainties include those identified under the heading “Risk Factors” in Akebia’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings that Akebia may make with the U.S. Securities and Exchange Commission in the future. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and, except as required by law, Akebia does not undertake, and specifically disclaims, any obligation to update any forward-looking statements contained in this press release.

Akebia Therapeutics Contact

Mercedes Carrasco

mcarrasco@akebia.com

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